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                                                                   Exhibit 10.1

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                             OFFICE BUILDING LEASE
                      (FOR USE IN THE STATE OF COLORADO)

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1.    PARTIES
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     This Office Building Lease ("LEASE"), dated for reference purposes only
     March 12, 1998 ("LEASE DATE"), is entered into between 8900 GRANTLINE ROAD INVESTORS, a California general partnership, PANATTONI, JOHNSON & LOORZ, a California general partnership, and BENJAMIN S. CATLIN, as tenants-in-common (herein called "LANDLORD"), and LIGHTBRIDGE INC., a Delaware corporation (herein called "TENANT").

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2.    PREMISES
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     (a)  Landlord does hereby lease to Tenant and Tenant hereby leases from
     Landlord that certain space (herein called "PREMISES"), consisting of approximately thirty thousand six hundred sixty-seven (30,667) rentable square feet, known as "SUITE ________," at the building ("BUILDING"), consisting of approximately forty thousand two hundred twelve (40,212) rentable square feet located at 320 Interlocken Parkway, Broomfield, Colorado, shown on Exhibit A attached hereto and hereby made a part hereof,
                        ---------
     including the Tenant Improvements ("TENANT IMPROVEMENTS") to be constructed in accordance with the "WORK LETTER AGREEMENT" attached as Exhibit B
                                                                ---------
     hereto. Said Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of said performance.

     (b) The demise of the Premises contained herein shall include a non-exclusive right for Tenant to use all portions of the Building and the common areas thereof designated by Landlord for the common use of all tenants including, without limitation, hallways, restrooms, stairs, entrances, lobby areas, elevators, parking spaces, driveways and loading areas. Landlord shall not alter or reduce the common areas or the Premises in a manner which interferes with Tenant's use or enjoyment of the Premises.

     (c) Tenant acknowledges that, as of the Lease Date, Landlord has commenced construction of the Building. In this regard, Landlord intends to complete construction of the Building and Tenant Improvements in accordance with the provisions of the Work Letter Agreement on or before the Expected Occupancy Date (as hereinafter defined) in compliance with all applicable laws, statutes and ordinances and completed in a good workmanlike order. Prior to the Commencement Date, Landlord shall cause the Building to be measured to determine the rentable and usable square footage of the Building, and the Premises, which measurement shall be approved by Tenant and Tenant's representatives. Such usable measurement shall be in compliance with the Building Owners and Managers Association Standard Method for Measuring Floor Area within Office Buildings (ANSI Z65.1-1996). With regard to determining the rentable area of the Premises, such determination shall be reasonably made by Landlord taking all relevant factors into consideration; provided, however in no event shall the resulting load factor be greater than twelve and one-half percent (12.50%). Landlord shall provide Tenant with a written summary setting forth the determination of the usable and rentable square footage of the Premises and of "Tenant's Share" as such term is applied to Tenant's obligation to pay a portion of Direct Expenses (as defined below) prior to the Commencement Date. Such measurements shall be confirmed in the First Amendment to Lease and Acknowledgment (as hereinafter defined) and if such measurement is different than the square footage set forth in Section 2(a) above, Base Rent shall be correspondingly adjusted.

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3.    TERM
     ------

     This Lease is effective between Landlord and Tenant as of the Lease Date. The term of this Lease shall commence upon the earlier of the following dates ("COMMENCEMENT DATE"): (i) the date on which the Premises are Substantially Completed (as defined below), which is expected to be on August 1, 1998 ("EXPECTED OCCUPANCY DATE"): (ii) the date on which the Premises would have been Substantially Completed had there been no delays caused by or attributable to Tenant; or (iii) the date upon which Tenant takes possession of the Premises with Landlord's written consent. Within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute and amend an amendment to this Lease ("FIRST AMENDMENT TO LEASE AND ACKNOWLEDGEMENT") setting forth the Commencement Date, and the expiration date of the term of the Lease, the rentable area of the Premises and adjustments to the Base Rent as a result of an increase or decrease in the rentable area of the Premises which shall be in the form attached hereto as Exhibit C. The Premises shall be deemed to be "SUBSTANTIALLY COMPLETE" when
     ---------
     (i) Tenant has direct access to the Premises with building services ready to be furnished to Premises and all construction to be performed by Landlord, as set forth in the Work Letter Agreement has been completed, with the exception of the Punch List Items (as hereinafter defined) that do not materially adversely affect Tenant's use of the Premises as reasonably determined by Landlord and Tenant, and (ii) a certificate of occupancy has been issued for the Premises. The term of this Lease shall be for a period of five (5) years following the Commencement Date.

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4.    POSSESSION
     ------------

     (a) If the Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to the Tenant by the Expected Occupancy Date, this Lease shall not be void or voidable, nor shall the expiration date of the above term in any way be extended, but in that event, all rent shall be abated during the period between the commencement of said term and the time when Landlord delivers possession. In the event that Landlord fails to give possession of the Premises to Tenant prior to the one hundred twentieth (120th) day following the Expected Occupancy Date (the"DELAY DATE"), Tenant, for a period of twenty (20) days thereafter, may, in Tenant's sole determination, terminate this Lease upon written notice to Landlord and Landlord shall return any payments made by Tenant to Landlord within five (5) business days of such termination. Notwithstanding the foregoing, the Delay Date shall be extended by the number of days resulting from (i) any delays beyond the reasonable control of Landlord, such as acts of God, fire, earthquake, acts of a public enemy, riot, insurrection, unavailability of materials, governmental restrictions on the sale of materials or supplies or on the transportation of such materials or supplies, strike directly affecting construction or transportation of materials or supplies, shortages of materials or labor resulting from governmental controls, weather conditions, or any other cause or events beyond the reasonable control of Landlord (collectively, "FORCE MAJEURE EVENT"), which delays shall not exceed a maximum of fifteen (15) days, or (ii) delays caused by or attributable to Tenant.

     (b) In the event that Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date of the term, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the termination date hereinabove provided.

     (c) Tenant's taking possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good condition, and that Tenant agrees to accept the same in its condition existing as of the date of such entry and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the use, occupancy or possession of the Premises. Notwithstanding the foregoing, within sixty (60) days after the Tenant takes possession of the Premises, Tenant shall deliver to Landlord a list of items ("PUNCH LIST ITEMS") that Tenant reasonably deems that Landlord complete or correct in order for the Premises to be reasonably acceptable. Landlord shall complete and/or correct such items set forth on the Punch List Items using its good faith efforts and due diligence; provided, however, that with respect to those items that Landlord reasonably contends do not require completion and/or correction, Landlord and Tenant shall negotiate in good faith for a resolution of such item. If Tenant does not deliver the Punch List Items to Landlord within such time period, Tenant shall be deemed to have accepted the condition of the Premises. Notwithstanding the provisions of this subsection (c), Tenant shall not be responsible for any latent defect within the Premises concerning any improvements constructed by Landlord, its agents, employees, contractors, and/or subcontractors, which could not reasonably been discovered during such sixty (60) day period, the correction of which shall be Landlord's responsibility.

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5.    RENT
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     (a)  Tenant agrees to pay to Landlord as "BASE RENT," (annual rent divided by twelve (12)), without offset, prior notice or demand, for the Premises, on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof. Base Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30)-day month. Said rental shall be paid to Landlord, without deduction or offset in lawful money of the United States of America, which shall be legal tender at the time of payment at the Office of the Building, or to such other person or at such other place as Landlord may from time to time designate in writing.

     (b) The Base Rent during the term of this Lease shall be as follows; provided, however, Tenant shall be entitled to Base Rent-free possession of the Premises for full calendar month following the Commencement Date;

     Term of this Lease                 Annual Base Rent              Monthly Base Rent
     (from Commencement Date)           (per rentable square foot)    (per rentable square foot)
     ------------------------           --------------------------    --------------------------
           Year 1                            $16.00                        $1.333
           Year 2                            $16.00                        $1.333
           Year 3                            $16.00                        $1.333
           Year 4                            $16.00                        $1.375
           Year 5                            $16.00                        $1.375

     (c) Any and all amounts due and payable by Tenant and Landlord pursuant to this Lease, including, but not limited to Base Rent, shall be referred to as "RENT."

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6.    SECURITY DEPOSIT
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     [Intentionally Deleted]

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      OPERATING EXPENSE ADJUSTMENTS
7.   -------------------------------

     (a) For the purpose of this Lease, "DIRECT EXPENSES" shall mean all direct costs of every kind or nature which Landlord shall pay or become obligated to pay because of or in connection with management, ownership, maintenance, repair, replacement, preservation and operation of the Building and the common areas thereof, as determined by standard accounting practices, calculated assuming the Building is ninety-five percent (95%) occupied, and shall include the following costs by way of illustration, but not to be limited to: any and all real property taxes and assessments (collectively, "REAL ESTATE TAXES"), rent taxes, gross receipt taxes (whether assessed against the Landlord or assessed against the Tenant and collected by the Landlord, or both); water and sewer charges; insurance premiums for any insurance obtained by Landlord (collectively, "INSURANCE EXPENSE"); any and all utilities for the Building (collectively, "UTILITIES EXPENSE"); janitorial services; labor, costs incurred in the management of the building, if any (which shall not exceed four percent (4.00%) of gross revenues generated from the Building); air conditioning and heating; elevator maintenance; supplies; materials; equipment and tools; including maintenance, costs, and upkeep of all parking and common areas (Direct Expenses shall not include depreciation on the Building of which the Premises are a part or equipment therein; loan

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     payments; executive salaries or real estate brokers' commissions, or cost of tenant improvements installed by Landlord; or attorneys' fees incurred by Landlord resulting from disputes or lease transactions with existing tenants of the Building; provided that attorneys' fees incurred by Landlord which are for the general benefit of all tenants of the Building shall be included in Direct Expenses).

     (b) For the first twelve (12) months following the Commencement Date, simultaneous with payment of Base Rent, Tenant shall pay its proportionate share of such estimated Direct Expenses, as determined by comparing the rentable square footage of the Premises to the rentable square footage of the Building ("TENANT'S SHARE"), which percentage shall be confirmed in the First Amendment to Lease and Acknowledgment. Landlord shall give to Tenant on or before the first day of March of each subsequent year ("COMPARISON YEAR") a statement ("EXPENSE STATEMENT") of the actual amount of Direct Expenses for the previous year, but failure by Landlord to give such statement by said date shall not constitute a waiver by Landlord of its right to collect any amount payable hereunder. Landlord shall, in each Expense Statement, estimate Direct Expenses for the then current year and such estimate shall be used as an estimate for calculation of the current year's Direct Expenses. Such amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of such statement one-twelfth (1/12th) of the estimated Direct Expenses. Subsequent installments shall be payable concurrently with the regular monthly rent payment for the balance of that calendar year and shall continue until the next Expense Statement is rendered. If any Expense Statement establishes that Tenant underpaid Tenant's Share of Direct Expenses for the previous calendar year, then upon receipt of an Expense Statement from Landlord, Tenant shall pay, within thirty (30) days following receipt of such statement, a lump sum equal to Tenant's Share of such actual Direct Expenses, less the total of the monthly installments of Direct Expenses paid in the previous calendar year. If an Expense Statement established that Tenant overpaid Tenant's Share of Direct Expenses for the previous calendar year, then upon receipt of the Expense Statement such overpayment made by Tenant shall be credited towards the next monthly rent falling due and the estimated monthly installment of Direct Expenses to be paid shall be adjusted to reflect such lower Direct Expenses. Direct Expenses for any calendar year in which this Lease commences or terminates shall be apportioned based on the number of months or partial months of the term included in the calendar year. Variable expenses for less than a fully occupied Building shall be "grossed up" assuming a ninety-five percent (95%) occupancy. If the rentable square footage of the Building increases at any time during the term of this Lease, Tenant's Share shall be reduced using the formula set forth in this subsection (b). Landlord estimates that the cost of Direct Expenses for the Premises, will be Six and 25/100ths dollars ($6.25) per rentable square foot in 1998, however actual expenses may vary.

     (c) For the purpose of determining Tenant's Share for any given Comparison Year, Direct Expense (excepting Real Estate Taxes, Insurance Expense and Utilities Expense) shall not increase by more than five percent (5.00%) of Direct Expenses (excepting Real Estate Taxes, Insurance Expense, and Utilities Expense) from the previous Comparison Year. Real Estate Taxes, Insurance Expense and Utilities Expense shall not be subject to the above-mentioned limitation.

     (d)  Operating Expense Adjustments. Notwithstanding the definition of
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     "DIRECT EXPENSE," such cost shall not include the following expenditures:

          (1) Real Estate Taxes shall exclude (a) federal, state or local income, franchise or estate taxes, and (b) interest and penalties assessed by reason of Landlord's failure to pay such real estate taxes when due. Landlord agrees, that if any special taxes or assessment shall be levied against the Building, to elect to pay such assessment over the longest period of time permitted by law.

          (2) Insurance Expense shall exclude premiums to the extent any unusual tenant activity (other than that caused by Tenant) causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance, but only to the extent such additional cost can be identified by the insurer.

          (3)  Direct Expenses shall exclude:

               (i) The cost of capital improvements, repairs or replacements to the Building except for those that (a) reduce operating expenses of the Building, but only to the extent of such cost saving, or (b) are required by law; provided, however, such capital improvements, repairs and replacements shall be amortized over a reasonable period of time in accordance with generally accepted accounting principles;

               (ii) Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;

               (iii) The cost of correcting defects in the initial construction of the Building;

               (iv) Expenses incurred by Landlord in connection with services or other benefits of a type which are not building standard services or benefits provided to tenants generally, but which are provided only to specific tenants;

               (v) Any items to the extent such items are reimbursable to Landlord by Tenant (other than as Tenant's Share of Direct Expenses), by other tenants or occupants of the Building, or by any third parties;

               (vi) All costs related to the preparation of any portion of the Building for occupancy by a tenant or other occupant;

               (vii) Any cost incurred by the negligent acts or omissions of Landlord, its agents and employees;

               (viii) Advertising and promotional expenses associated with the marketing of vacant space in the Building;

               (ix) Costs and expenses incurred by Landlord in connection with the repair of damage to the Building or Property caused by fire or other casualty, insured or required to be insured against hereunder;

               (x) The cost of any item for which Landlord is reimbursed through condemnation awards; and

               (xi) Costs incurred due to violation by Landlord or any other tenant of the Building of any lease or any laws, rules, regulations or ordinances applicable to the Building.

     (e) Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's share of Direct Expenses for the year in which this Lease terminates, Tenant shall, within thirty
     (30) days following such determination, pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

     (f) For a period of ninety (90) days after receipt of the Expenses Statement, Tenant shall be entitled, upon thirty (30) days prior written notice and during normal business hours, at the office of the Building's property manager or such other place as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Direct Expenses for the immediately preceding Comparison Year. Failure of Tenant to request such inspection within such ninety (90)- day period shall render such Expenses Statement conclusive and binding on Tenant. If, after inspection and examination of such books and records, Tenant disputes the amounts of the Direct Expenses charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant ("CPA") acceptable to both Landlord and Tenant (the CPA shall be paid on an hourly basis and no contingent fee payments shall be permitted). The audit shall be limited to the determination of the amount of Direct Expenses for the subject Comparison Year. If the audit discloses that the amount of Direct Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Direct Expenses for the subject Comparison Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Tenant and the CPA shall keep any information gained from such audit confidential and shall not disclose it to any other party. The exercise by Tenant of the audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, the disputed portion of Direct Expenses.

8.  -----
     USE
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     (a)  Tenant shall use the Premises for general office purposes and related uses, and shall not use or permit the Premises to be used for any other purpose.

     (b) Except for permissible use of the Premises as set forth in this Lease, Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the building or any of its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

     (c) Neither Tenant, nor any assignee, sublessee or occupier of any portion of the Premises, shall permit the introduction, placement, use, generation, manufacture, storage, disposal or transportation in or around the Premises of any hazardous, poisonous or toxic substance, material or waste of any kind that may be hazardous to health and/or the environment, including, without limitation, substances from time to time identified as such by federal and/or state laws and regulations, without the prior written consent of Landlord; provided, however, Tenant shall be entitled to possess and maintain within the Premises reasonable amounts of such hazardous materials which are customarily used in connection with general office uses.

9.  ---------------------
     COMPLIANCE WITH LAW
    ---------------------

     Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, which includes, but is not limited to access laws for individuals with disabilities (commonly referred to as "ADA"), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes of general application to office space and specifically not related to or affected by Tenant's improvements or acts. In the event additions, alterations or other accommodations to the Premises, the Building, or any other property owned by Landlord are required as a result of Tenant's specific occupancy or actions, Tenant shall be solely responsible for and shall indemnify, defend and hold harmless Landlord, its successors and assigns, for, from and against any loss, damage, cost, claim, expense, or liability directly or indirectly arising out or attributable to such occupancy or action. Notwithstanding the foregoing, Landlord, following the Commencement Date, shall be responsible for compliance with all laws, statutes, ordinances and governmental rules, regulations or requirements affecting the Building to the extent that such compliance is required for general office use and not related to Tenant's specific use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between the Landlord and Tenant.

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10.   ALTERATIONS AND ADDITIONS
     ---------------------------

      Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Landlord, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall be entitled to make non-structural alterations, additions and improvements, which do not effect the electrical or mechanical systems of the Building, to the Premises having a value of less than Twenty-Five Thousand and No/100ths Dollars ($25,000.00) ("MINOR ALTERATIONS") without Landlord's consent, but with not less than ten (10) days prior written notice. Landlord shall approve or disapprove any request for alterations, additions or improvements to the Premises made by Tenant within fifteen (15) days of its receipt of Tenant's request accompanied by the plans and specifications for the proposed alterations, additions or improvements. If Landlord disapproves the request, Landlord shall provide Tenant with a written explanation of the reasons for the denial. If Landlord fails to respond to Tenant's request within the fifteen (15)-day period specified in this Section 10, Landlord will be deemed to have approved the alterations, additions or improvements. Any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and build-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the term become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, and any contractor or person selected by Tenant to make the same must first be approved of in writing by the Landlord. Tenant shall not be required to remove any improvements shown on the Tenant Working Drawings (as defined in the Work Letter Agreement) or improvements made to the Premises by Tenant with the Refurbishment Allowance. In the event Tenant seeks to make other alterations, additions or improvements to the Premises (in addition to those described in the preceding sentence) and Landlord, at the time it grants its approval for such alterations, additions or improvements, indicates in writing that all or a portion of such improvements must be removed by Tenant upon the expiration or sooner termination of the Lease, Tenant shall remove such improvements at its sole cost and expense upon the expiration or earlier termination of this Lease and shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises caused by such removal. Any and all alterations, additions and improvements shall comply with applicable law, statutes and ordinances. Subject to the procedure set forth in this Section 10, Landlord shall not unreasonably disapprove any request of Tenant to install within the Building stairwell leading to the second floor a security access card reader.

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11.   REPAIRS
     ---------

      (a) Tenant shall, when and if needed or whenever requested by Landlord to do so, at Tenant's sole cost and expense, maintain and make all repairs to the Premises and every part thereof, including all interior windows and doors, but excluding all Landlord Services (as defined below), to keep, maintain and preserve the Premises in good condition and repair. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when received, less reasonable wear and tear and subject to any damages which are not the obligation of Tenant to repair pursuant to the provisions of this Lease. Tenant acknowledges that Landlord shall have no obligation to maintain, repair or replace any telecommunications or computer cabling or wiring which is located in the Premises or which exclusively serves the Premises (collectively, "CABLING"). Tenant shall, at Tenant's expense, contract with reputable contractor to maintain the Cabling. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building, except as specifically herein set forth. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Premises or Building.

      (b) Notwithstanding Subparagraph 11(a) above, Landlord shall repair and maintain in good condition the structural portions of the Building, including the roof, foundation, floor slab, basic plumbing, heating, ventilating, air conditioning, exterior windows, exterior walls of the Building, exterior doors to the Building, all plumbing in bathrooms, landscaping of the common areas of the Building, the parking facilities of the Building, and electrical systems installed or furnished by Landlord (collectively, "LANDLORD REPAIRS"), unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any such failure to make any such repairs or to perform any maintenance, unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Following Landlord's receipt of written notice from Tenant that a repair contemplated by this Section is required, Landlord shall use its reasonable efforts to complete such repair in a timely basis as soon as possible. Except as provided in paragraph 22 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

      (c)  Notwithstanding anything to the contrary contained in subparagraphs
      (a) and (b) of this paragraph 11, Tenant shall maintain and repair, at its sole cost and expense, all non-base Building facilities exclusively serving the Premises, if any, including kitchen facilities and heating and air conditioning systems, and all plumbing connected to said facilities or systems, installed by Tenant or on behalf of Tenant or existing in the Premises at the time of delivery of possession of the Premises to Tenant by Landlord. The provisions of this paragraph shall not apply to the basic heating and air conditioning system provided by Landlord to all tenants of the Building.

      (d) Notwithstanding any other provisions of this Lease to the contrary, upon receipt of written notice (the "FIRST REPAIR NOTICE") from Tenant that Landlord Repairs are required. Landlord shall cause such repair to be made within a reasonable period of time given the circumstances but in no event later than thirty (30) days after it receives the First Repair Notice; provided, however, that if the repair is of such a nature that it cannot be completed within thirty (30) days, then such longer time as reasonably necessary. If Landlord fails to make the repair within the said time period, Tenant may give an additional notice (the

     "SECOND REPAIR NOTICE") to Landlord. If Landlord fails to commence thereafter such repair with five (5) days after receipt of the Second Repair Notice and thereafter diligently pursues said repair to completion, Tenant may perform such repair. All repairs performed by Tenant pursuant to this Section shall be made by a qualified licensed contractor(s) with sufficient expertise in such matters and in accordance with all applicable laws, statutes and ordinances. Landlord shall reimburse Tenant for Tenant's actual costs incurred within ten (10) days after Landlord's receipt of a written demand from Tenant, which demand shall include supporting invoices. If Landlord disputes the need for such repair, Landlord shall deliver written notice of such disagreement to Tenant within ten (10) days after its receipt of the First Repair Notice. Notwithstanding such dispute, Tenant may cause such repair to be completed pending resolution of such dispute. The dispute shall be resolved by a mutually acceptance third party engineer, which determination shall be binding upon Landlord and Tenant; provided, however, that if the parties cannot agree on an engineer, then the dispute shall be resolved by arbitration pursuant to the commercial arbitration rules then in effect for the American Arbitration Association ("ARBITRATION"). The losing party shall pay the costs of the engineer or arbitrator, whichever is applicable. If Landlord is obligated to reimburse Tenant for the actual cost of repair and fails to do so as provided in this Section, such amount shall accrue interest at the rate of fifteen percent (15.00%) per annum until paid in full.

     (e) Landlord acknowledges that certain of the Landlord Repairs may have to be made on an expedited basis due to a material disruption of Tenant's business operations caused by such condition, which condition shall be referred to as an "EMERGENCY CONDITION." In this regard, in the event an Emergency Condition relating to a Landlord Repair exists, Tenant shall deliver to Landlord, by facsimile, a written notice ("EMERGENCY NOTICE") describing such Emergency Condition. The Emergency Notice shall, in ten
     (10) point bold typed across the top, stating "AN EMERGENCY SITUATION EXISTS AT THE PREMISES REQUIRING YOUR IMMEDIATE ATTENTION." In the event that Landlord fails to commence repair of the Emergency Condition within forty-eight (48) hours (if such situation occurs during non-business hours, Tenant shall utilize Landlord's paging system, the procedure for which shall be provided to Tenant prior to the Commencement Date), Tenant, using licensed contractors which are qualified to perform such tasks in compliance with applicable laws, shall have the right to make the Landlord Repairs; provided, however, such repairs shall be limited to the temporary remediation of such Emergency Condition and Landlord shall thereafter be responsible for the full repair of such condition. Landlord shall reimburse Tenant's actual expenses incurred in making such temporary remediation repairs within fifteen (15) days following Landlord's receipt of written demand and supporting invoices. If such repayment is not made within such fifteen (15) day period, such amount shall accrue interest at the rate of fifteen percent (15.00%) per annum until paid in full.

     -------
12.   LIENS
     -------

     Tenant will not cause or permit any lien to be imposed upon the Premises of the Building and will pay all taxes and license fees imposed by reason of any improvements made by Tenant to the Premises or imposed upon any personal property located in the Premises. Tenant agrees to give Landlord not less than five (5) days notice prior to commencement of any alteration or repair permitted under the terms of the Lease so that Landlord may post a notice of non-responsibility. In the event that the amount of the estimated cost of any improvements, additions or alterations in the Premises is in excess of Twenty-Five Thousand and No/100ths Dollars ($25,000.00), Landlord may require, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times all estimated cost of any improvements, additions or alterations in the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

     ---------------------------
13.   ASSIGNMENT AND SUBLETTING
     ---------------------------

     (a) Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld as provided in this Section 13: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; or (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise). Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. Notwithstanding the foregoing and Subsection (b) below, Tenant may assign this Lease or sublet the Premises or a portion thereof, without Landlord's consent, but with prior written notice, to any corporation, partnership, individual or other entity which controls, is controlled by or is under common control with Tenant; or to any corporation, partnership, individual or other entity, resulting from the merger or consolidation with Tenant; or to any person or entity which acquires all of the assets of Tenant's business going concern, provided that (i) the assignee or subtenant assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully remains liable under this Lease, (iii) the use of the Premises remains unchanged, and (iv) the assignee has a net worth which is not less than Tenant's as of the Lease Date. Provided that Tenant is a corporation, and (i) the stock of Tenant is traded on a national exchange, the transfer of stock in Tenant shall not be considered an assignment, sublease or transfer under the Lease, or (ii) the stock of Tenant is not traded on a national exchange, the collective transfer of thirty percent (30.00%) or less of such stock shall not be considered an assignment, sublease or transfer under this Lease.

     (b) If at any time or from time to time during the Term of this Lease, Tenant desires to assign this Lease with respect to, or to sublet, all or any part of the Premises, then at least thirty (30) days prior to the date when Tenant desires the assignment or subletting to be effective (the "TRANSFER DATE"), Tenant shall give Landlord a notice (the "TRANSFER NOTICE") which shall set forth the name, address and business of the proposed assignee or subtenant, information (including financial statements and references) concerning the character of the proposed assignee or subtenant, in the case of a proposed sublease, a detailed description of the space proposed to be sublet, which must be a single, self-contained unit (the "SPACE"), any rights of the proposed assignee or subtenant to use Tenant's improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require, if Landlord promptly requests additional detail, the Transfer Notice shall not be deemed to have received until Landlord receives such additional detail.

(c) Landlord shall be permitted to consider any reasonable factor in determining whether or not to withhold its consent to a proposed assignment or sublease and Landlord shall make such determination within thirty (30) days following Landlord's receipt of the Transfer Notice. The failure of Landlord to deliver written notice of such determination within such time period shall be deemed Landlord's disapproval thereof. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied:

     (1) The proposed transferee shall have a net worth which is not less than Tenant's as of the Lease Date (the provisions of this Section 13(c)(1) shall not be applicable to subleases of less than a total maximum of ten thousand (10,000) rentable square feet of the Premises: provided that such sublessee(s) shall nevertheless be subject to Landlord's then existing financial requirements for the leasing of any space within the Building);

     (2) The proposed use by the transferee shall (i) comply with Tenant's permitted use, (ii) be consistent with the general character of businesses carried on by tenants of a first-class office building, (iii) not increase the likelihood of damage or destruction, (iv) unless agreed to be paid by such proposed transferee, not be likely to cause an increase in insurance premiums for insurance policies applicable to the Building, (v) not require new tenant improvements incompatible with then-existing Building systems and components,
(vi) unless paid by Tenant, not require Landlord to make modifications to the Building outside of the Premises (in order, for example, to comply with laws such as the ADA), (vii) unless agreed to be paid by such proposed transferee, not increase the electrical or HVAC usage in the Premises, and (viii) not otherwise have or cause a material adverse impact on the Premises, the Building, the Project, or Landlord's interest therein;

     (3)  The proposed transferee shall not be a labor union;

     (4) If Landlord has vacant space at the Building suitable for such proposed transferee, the proposed transferee shall not be an existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing, or with whom Landlord has had any dealings within the previous four (4) months, with respect to the leasing of space in the Building;

     (5) Any ground lessor or mortgagee whose consent to such tranfer is required fails to consent thereto; and

     (6) Any proposed subletting shall not result in more than four (4) subleases of portions of the Premises being in effect at any one time during the Term. Tenant shall have the burden of demonstrating that each of the foregoing conditions has been satisfied.

(d) Provided Landlord has consented to such assignment or subletting, Tenant shall be entitled to enter into such Assignment or Sublease with the third party identified in the Transfer Notice subject to the following conditions:

     (1) At the time of the transfer, no event of default under this Lease, or under any other lease between Tenant and Landlord or any affiliate of Landlord, shall have occurred and be continuing;

     (2) The assignment or sublease shall be on substantially the same terms set forth in the Transfer Notice given to Landlord;

     (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession until an executed counterpart of the assignment or sublease has been delivered to Landlord;

     (4) No assignee or sublessee shall have a right further to assign or sublet without Landlord's and Tenant's consent thereto in each instance, which consent in the case of a future assignment should not be unreasonably withheld;

     (5) Any assignee shall have assumed in writing the obligations of Tenant under this Lease;

     (6) Any subtenant shall have agreed in writing to comply with all applicable terms and conditions of this Lease with respect to the Space;

     (7) In the event Tenant sublets the entire Premises or any part thereof, Tenant shall deliver to Landlord fifty percent (50.00%) of any excess rent within thirty (30) days of Tenant's receipt thereof pursuant to such subletting. As used herein, "EXCESS RENT" shall mean any sums or economic consideration per square foot of the Premises received by Tenant pursuant to such subletting in excess of the amount of the rent per square foot of the Premises payable by Tenant under this Lease applicable to the part or parts of the Premises so sublet; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, tenant improvement work approved by Landlord, reasonable attorneys fees, and reasonable marketing fees, in conjunction with such sublease; and

     (8) In the event Tenant assigns this Lease, Tenant shall deliver to Landlord fifty percent (50.00%) of any excess payment within thirty (30) days of Tenant's receipt thereof pursuant to such assignment. As used herein, "EXCESS PAYMENT" shall mean the amount of payment received for such assignment of this Lease in excess of the rent payable by Tenant under this Lease; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, tenant improvement work approved by Landlord, reasonable attorneys fees, and reasonable marketing fees, in conjunction with such assignment.

(e) No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant; provided, however, Landlord shall deliver prior written notice of such proposed assignment or sublease to Tenant, or any successor of Tenant, and any such actions shall not relieve Tenant of liability under this Lease.

     (f) If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of Seven Hundred Fifty and No/100ths Dollars ($750.00) for attorneys' fees reasonably incurred by Landlord in connection with such act or request.

14.  ---------------
      HOLD HARMLESS
     ---------------

     Tenant shall indemnify, defend, protect and hold Landlord any partner, co-venturer, co-tenant, officer, director employee, agent or representative of Landlord (collectively, "AFFILIATES") and the Project harmless against and from all claims, damages and liabilities, arising from Tenant's use of the Premises or the conduct of Tenant's business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the Building, and shall further indemnify and hold Landlord, any partner, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord and the Project harmless against and from any and all claims, damages and liabilities, directly arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant or any officer, agent, employee, guest or invitee of Tenant, and from all and against all costs attorneys' fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against Landlord by reason of any such claim. Tenant as a material part of the consideration to Landlord under this Lease, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, except that Tenant shall not assume any risk for damage nor indemnify or hold harmless Landlord or Landlord's Affiliates from any claims, damages, liabilities, costs or expenses, resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives.

     Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord or its Affiliates for any injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Premises, the Building or the Property from any cause, unless caused by the gross negligence or willful misconduct of Landlord, its agents, employees, contractors and/or subcontractors. Without limiting the foregoing, neither Landlord nor any of its Affiliates shall be liable for and there shall be no abatement of rent for (i) any damage to Tenant's property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or
     (iii) an injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever of from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, or (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Property. Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profits, loss income or any other form of consequential damage. Tenant shall give prompt notice to Landlord in the event of (a) the occurrence of a fire or accident in the Premises or in the Building, or (b) the discovery of any defect therein or in the fixtures or equipment thereof. Notwithstanding any other provision of this Lease to the contrary, Tenant waives any claims based on damage or injury resulting from Landlord's failure to police or provide security for the property.

15.  -------------
      SUBROGATION
     -------------

     Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss or damage that is or would be insured by fire, extended coverage and other property insurance policies existing for the benefits of the respective parties or required to be obtained by the releasing party pursuant to the provisions of the Lease. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

16.  ---------------------
      LIABILITY INSURANCE
     ---------------------

     Tenant shall, at Tenant's expense, obtain and keep in force, during the term of this Lease, a policy of commercial general liability insurance (including, without limitation, contractual liability coverage) insuring Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such policy should provide coverage in minimum amounts of One Million and No/100ths Dollars ($1,000,000.00) for any one (1) occurrence, and a Three Million and No/100ths Dollars ($3,000,000.00) combined annual aggregate per location with respect to bodily injury and property damage liability coverage, combined single limits for this location only. The limit of said insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy, providing; however said insurance by Tenant shall have a Landlord's protective endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A/V or better in "Best Insurance Guide" and licensed in the State of Colorado. Tenant shall deliver to Landlord, prior to occupancy of the Premises, copy of the policy of liability insurance required herein or a certificate evidencing the existence and amounts of such insurance, naming Landlord and any other party indicated by Landlord as an additional insured thereunder. No policy shall be cancelable or subject to reduction of coverage, except after thirty (30) days prior written notice to Landlord. During the term of this Lease, Landlord shall maintain an equivalent level of commercial general liability insurance. Any liability insurance carried or to be carried by Tenant hereunder shall be primary over any liability insurance that is carried by Landlord.

     Landlord shall carry at all times during the term of the Lease with respect to the Building, insurance against loss or damage from fire and other casualties ordinarily included in a standard extended coverage of "all risks" endorsement. Such insurance shall be in an amount equal to at least the replacement value of said property, issued by companies qualified to do business in the State of Colorado.

17.  ------------------------
      SERVICES AND UTILITIES
     ------------------------

     Provided that Tenant is not in default beyond any applicable cure periods hereunder, Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days which are 7:00 a.m. until 10:00 p.m., Monday through Friday, excepting state recognized holidays, and 7:00 a.m. until 7:00 p.m on Saturdays (collectively "BUSINESS HOURS"), subject to the rules and regulations of the Building of which the Premises are a part, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises and janitorial service, which services shall be consistent with the level of services reasonably maintained by landlords of similar buildings in the vicinity of the Building, given the terms and conditions of this Lease (collectively, "LANDLORD SERVICES"). Subject to the preceding sentence, Tenant shall be entitled to access to the Premises twenty four (24) hours a day, seven (7) days a week. Landlord shall also maintain and keep lighted the common stairs, common entries and toilet rooms in the Building of which the Premises are a part. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to property; person or Tenant's business occurring through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system. Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

     Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines and machines using in excess of 120 volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current.

     Tenant acknowledges and agrees that Tenant's use of the Premises during non-Business Hours imposes additional burden on the Building's janitorial services, florescent lights, HVAC and electrical systems. Accordingly, non-Business Hours use of services will be made available to Tenant through an access override switch accessible to Tenant for the Premises and will be billed as an after hour rent assessment. After hours use will be metered and such cost will be payable upon demand. Such billed amount shall be equal to the total costs incurred by Landlord for such services, which includes, administrative costs and increased maintenance/replacement cost; provided, however, in no event shall Landlord be paid a profit relating to such expenditure.

     In the event heating, air conditioning, water, electrical or other utility service to the Premises (collectively "UTILITIES") is interrupted for a period of six (6) consecutive business days or longer, and as a result thereof Tenant does not use the Premises, (i) if such interruption was caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or subcontractors. Based Rent payable by Tenant pursuant to the Lease shall abate retroactive to the date of the interruption and continue until service is repaired, or (ii) if such interruption was caused by an event beyond the reasonable control of Landlord and such event is covered and funded by business/rental insurance maintained by Landlord, if any, Base Rent shall be abated retroactive to the date of the interruption and control until service is repaired; provided, however, such abatement shall not be in excess of insurance proceeds paid to Landlord. Notwithstanding the foregoing, if such interruption in Utilities was caused by Tenant, its agents, employees, contractors and/or subcontractors, there shall be no abatement of Base Rent.

     ----------------
18.   PROPERTY TAXES
     ----------------

     Tenant shall pay all taxes and assessments against any personal property trade fixtures, or other improvements on the Premises belonging to Tenant. Tenant shall also pay any sales, use or rental tax related to Tenant's property or business which may be assessed by any governmental body during the term of this LeaseTenant shall pay such taxes and assessments billed separately to Tenant prior to delinquency. In the event such taxes and assessments are billed to Landlord, Tenant shall pay to Landlord its share of same within thirty (30) days after delivery to Tenant by Landlord of a statement in writing, setting forth the amount of such taxes or assessments applicable to Tenant's property. Tenant shall have the right to dispute such taxes with the taxing authorities provided that adequate assurances, as reasonably determined by Landlord, to pay such amount are made by Tenant.

     -----------------------
19.   RULES AND REGULATIONS
     -----------------------

     Tenant shall faithfully observe and comply with the rules and regulations of uniform application that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants or occupants. Landlord is not obligated to provide security services to the Premises; provided, however, if such services are deemed prudent by Landlord, at any time during the Term, the expense for such services, notwithstanding any other provision of this Lease to the contrary, shall be included within Direct Expenses.

     --------------
20.   HOLDING OVER
     --------------

      If Tenant remains in possession of the Premises or any part thereof after expiration of the term hereof, without the expressed written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount of one hundred fifty percent (150%) multiplied by the last monthly rental, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

     -------------------
21.   ENTRY BY LANDLORD
     -------------------

      Landlord shall at any and all reasonable times, upon reasonable prior notice to Tenant (except in the case of an emergency), have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants (no sooner than nine
      (9) months prior to the expiration date of the term of this Lease), to post notices of non-responsibility, and to improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, provided that Landlord's activities have been reasonable. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion therof.

     ----------------
22.   RECONSTRUCTION
     ----------------

      In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair the same; and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by the Tenant in the Premises which is not mitigated by any business interruption insurance carried by Tenant. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.

      In the event the Premises or the Building are a part are damaged by fire or other perils not covered by extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than ten percent (10%) of the then full replacement cost of the Premises or the Building of which the Premises are a part. In the event the destruction of the Premises or the Building is to an extent greater than ten percent (10%) of the full replacement cost, the Landlord shall have the option: (1) to repair or restore such damage, this Lease continuing in full force and effect, but the rent to be propotionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) days and no more than sixty (60) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the rent, reduced by a proportionate amount based upon the extent, if any, to which such damage materially interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

      Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage, in excess of fifteen percent (15%) of the replacement cost of the Building, resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension thereof. If Landlord elects not to repair, reconstruct or restore the Premises during such twelve (12) month period, this Lease shall be deemed terminated on the date of such damage.

      Landlord shall not be required to repair any damage caused by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant.

      The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

      Notwithstanding anything contained in this Section 22 to the contrary, in the event of a fire or other casualty that renders the Premises (or a portion thereof) inaccessible or unusable, in Tenant's and Landlord's reasonable judgment, for the Tenant's purposes, provided such damage was not caused by Tenant, its agents, employees, contractors and/or invitees, and (i) if the same cannot, in Landlord's reasonable judgment (which determination shall be made within thirty (30) days after the occurrence of such damage), be fully repaired or restored within two hundred twenty
      (220) days after Tenant's receipt of such notice, or (ii) if the same is not fully repaired or restored within two hundred seventy (270) days after Tenant's receipt of such notice, or (iii) the fire or casualty occurs during the last year of the term of this Lease and is not fully repaired or restored within thirty (30) days after the occurrence of such damage, then Tenant shall have the option, upon written notice to Landlord, for a period of ten (10) days thereafter, to terminate the Lease. The failure of Tenant to provide such notice within such period shall be deemed Tenant's waiver of its right to terminate this Lease as provided in this Section 22.

     ---------
23.   DEFAULT
     ---------

      The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

      (a) The abandonment of the Premises by Tenant with non-payment of rent (must be in excess of ten (10) business days).

      (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, within five (5) days following the date when due.

      (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in Article 23(a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30)-day period and thereafter diligently prosecutes such cure to completion.

      (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
      (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged in thirty (30) days.

     ---------------------
24.   REMEDIES IN DEFAULT
     ---------------------

      In the event of Tenant's default Landlord may:

      (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

          (1) the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus

          (2) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

          (3) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus

          (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease); plus

          (5) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Colorado law.

          As used in Subsections (1) and (2) above, the "WORTH AT THE TIME OF THE AWARD" shall be computed by allowing interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by law per annum. As used in Subsection (3) above, the "WORTH AT THE TIME OF AWARD" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

      (b) Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

      (c) Cause a receiver to be appointed to collect rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

     (d) Cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of ten percent (10%) per annum, or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

     (c) The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors' rights generally. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any proceeding breach other than a failure to pay the particular rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

     (f) Nowithstanding anything to the contrary contained elsewhere in this Lease, Landlord shall use reasonable efforts to relet the Premises to mitigate its damages under this Section 24; provide, however, that so long as Landlord uses such reasonable efforts, Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or any failure to collect any rent due upon such reletting; and Landlord shall not be required to spend its own funds, to give the Premises priority over or equal priority with any other facilities owned by Landlord or its affiliates or other space available for rent in the Building or to compromise in any way the terms, uses or creditworthiness of a Tenant upon or to which it would customarily lease space such as the Premises; and Landlord shall be entitled, in its sole discretion, to seek a single tenant for the portion of the Premises. Located on the second floor and up to 3 tenants for the portion of the premises located on the first floor.

     ----------------
25.   EMINENT DOMAIN
     ----------------

     If more than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option to terminate this Lease, and Landlord shall be entitled to any and all income, rent award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If either less than or more than twenty-five percent (25%) of the Premises is taken, and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced. If twenty-five percent (25%) or more of the Building other than the Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided. Notwithstanding the foregoing, Tenant may seek payment from the condemning authority for reimbursement for unamortized tenant improvements installed by Tenant, at its cost, goodwill, and relocation expenses, provided such recovery does not adversely affect Landlord's ability to recover amounts from such condemning authority.

     ----------------------
26.   ESTOPPEL CERTIFICATE
     ----------------------

     (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant, except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

     (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (I) that this Lease is in full force and effect, without modification, except as may be represented by Landlord; (II) that there are no incurred defaults in Landlord's performance; and (III) that not more than one (1) month's rent has been paid in advance.

     ----------
27.   PARKING
     ----------

     Tenant shall have the nonexclusive right to use in common with other tenants or occupants of the Building, at a ratio of four and one-half (4.5) parking spaces per each one thousand (1,000) rentable square feet of the Premises, without change, the parking facilities of the Building, subject to rules and regulations of uniform application of Landlord for such parking facilities which may be established or altered by Landlord at any time or from time to time during the term hereof.

     ----------------------
28.   AUTHORITY OF PARTIES
     ----------------------

     If Tenant is a corporation or partnership, each individual executing this Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, in accordance with a duly adopted resolution or other document, and that this Lease is binding upon said corporation or partnership, as appropriate in accordance with its terms. The individuals signing on behalf of a corporate entity are executing this Lease in their respective corporate capacities and there shall be no individual liability imposed upon such signatories in such case.

29.  ---------------------
      DEFAULT BY LANDLORD
     ---------------------

     (a) Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligations within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30)-day period and thereafter diligently prosecute the same to completion. In no event shall Landlord be liable to Tenant for loss of profits, business interruption, or consequential damages if Landlord performs its obligations within the time periods specified in this paragraph.

     (b) Tenant agrees to give any mortgagee and/or trust deed holders, by registered mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty (30) days mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while remedies are being so diligently pursued.

     (c) Notwithstanding any other provisions of this Lease to the contrary, but subject to the provisions of Section 20(a) and 20(b) above, upon receipt of written notice (the "FIRST DEFAULT NOTICE") from Tenant that Landlord has failed to perform any of its obligations as expressly set forth in this Lease (collectively, "LANDLORD OBLIGATIONS"). Landlord shall perform such obligation within a reasonable period of time given the circumstances but in no event later than thirty (30) days after it receives the First Default Notice; provided, however, that if the completion of such obligation is of such a nature that it cannot be completed within thirty (30) days, then such longer time as reasonably necessary. If Landlord fails to complete such obligation within the said time period, Tenant may give an additional notice (the "SECOND DEFAULT NOTICE") to Landlord. If Landlord fails to commence to complete such obligation within five (5) days after receipt of the Second Default Notice and thereafter diligently pursues the completion of such obligation, Tenant may complete such obligation. All obligations of Landlord performed by Tenant pursuant to this Section shall be made by a qualified licensed contractor(s) and/or qualified persons with sufficient expertise in such matters and in accordance with all applicable laws, statutes and ordinances. Landlord shall reimburse Tenant for Tenant's actual costs incurred within ten (10) days after Landlord's receipt of a written demand from Tenant, which demand shall include supporting invoices. If Landlord disputes the need for the completion of such obligation, Landlord shall deliver written notice of such disagreement to Tenant within ten (10) days after its receipt of the First Default Notice. The dispute shall be resolved by a mutually acceptable third party, which determination shall be binding upon Landlord and Tenant; provided, however, that if the parties cannot agree on such third party, then the dispute shall be resolved by arbitration pursuant to the commercial arbitration rules then in effect for the American Arbitration Association ("ARBITRATION"). The losing party shall pay the costs of the third party or arbitrator, whichever is applicable. If Landlord is obligated to reimburse Tenant for the actual cost and fails to do so as provided in this subsection, such amount shall accrue interest at the rate of fifteen percent (15.00%) per annum until paid in full.

     (d) Landlord acknowledges that certain of the Landlord Obligations may have to be made on an expedited basis due to a material disruption of Tenant's business operations caused by such condition, which condition shall be referred to as an "EMERGENCY CONDITION." In this regard, in the event an Emergency Condition relating to a Landlord Obligation exists, Tenant shall deliver to Landlord, by facsimile, a written notice ("EMERGENCY NOTICE") describing such Emergency Condition. The Emergency Notice shall, in ten
     (10) point bold typed across the top, stating "AN EMERGENCY SITUATION EXISTS AT THE PREMISES REQUIRING YOUR IMMEDIATE ATTENTION." In the event that Landlord fails to commence repair of the Emergency Condition within forty-eight (48) hours (if such situation occurs during non-business hours, Tenant shall utilize Landlord's paging system, the procedure for which shall be provided to Tenant prior to the Commencement Date), Tenant, using licensed contractors and/or persons which are qualified to perform such tasks in compliance with applicable laws, shall have the right to perform the Landlord Obligation; provided, however, such repairs shall be limited to the temporary remediation of such Emergency Condition and Landlord shall thereafter be responsible for the full repair of such condition. Landlord shall reimburse Tenant's actual expenses incurred in making such temporary remediation repairs within fifteen (15) days following Landlord's receipt of written demand and supporting invoices. If such repayment is not made within such fifteen (15) day period, such amount shall accrue interest at the rate of fifteen (15.00%) per annum until paid in full.

     (e) If Tenant has provided Landlord with the notice described in Section 11(d) and/or (e) of this Lease, Tenant may not thereafter utilize the provisions of Sections 29(c) and 29(d) for the same event.

30.  ---------------------
      HAZARDOUS MATERIALS
     ---------------------

     (a) For the purpose of this Section 30(a) and this Lease, the following terms are defined as follows:

          (i) "HAZARDOUS MATERIALS" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statue, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only and without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.. and the
                                                        -- ---
     Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., or (B)
                                                                -- ---
     that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including for example only and without limitation, gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

          (ii) "ENVIRONMENTAL REQUIREMENTS" shall mean all present and future governmental statutes, codes, ordinances, regulations, rules, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

          (iii) "HANDLE," "HANDLED," or "HANDLING" shall mean any installation, handling, generation, storing, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials by Tenant or its officers, employees, contractors, assignees, sublessees, agents or invitees. The word "contractors" which is contained in the preceding sentence shall not include any contractor which installs the Tenant Improvements or improvements constructed for the Expansion Space (as defined below).

          (iv) "ENVIRONMENTAL LOSSES" shall mean all costs and expenses of any kind, damages, foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises, Building or Project. As used herein the word "PROJECT" shall mean the Building and the land adjacent thereto depicted on Exhibit A to the Lease.
                  ---------

      (b) Tenant covenants and warrants that it shall, at its own expense, promptly take all actions required by any governmental agency or entity in connection with the Handling of Hazardous Materials by Tenant at or about the Premises, Building or Project, including without limitation, inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials introduced, released, or deposited by Tenant, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with Landlord's use, operation, leasing and sale of the Project and other tenants' quiet enjoyment of their premises in the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling of Hazardous Materials at or about the Premises, Building or Project by Tenant. Tenant shall remove at its own expense, by bond or otherwise, all liens or charges, of any kind filed or recorded against the Premises, Building or Project in connection with the Handling by Tenant, its agents, employees, contractors and/or subcontractors, of Hazardous Materials, within ten (10) days after the filing or recording of such lien or charge, and if Tenant fails to do so, Landlord shall have the right, but not the obligation, to remove the lien or charge at Tenant's expense in any manner Landlord deems expedient.

      (c) Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time, upon prior notice (except in the case of emergency), (i) to confirm Tenant's compliance with the provisions of this Section, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. If Landlord engages a consultant upon the reasonable good faith belief that Tenant is in violation of its obligations under Section 30, Tenant shall pay the costs of Landlord's consultant's fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

     -------------------
31.   OPTION TO EXTEND
     -------------------

      At the expiration of the original Term hereof, Tenant may extend this Lease ("OPTION TO EXTEND") for two (2) successive terms of five (5) years each ("EXTENDED TERMS") by giving Landlord written notice of its intention to do so at least nine (9) months ("OPTION TO EXTEND NOTICE PERIOD") prior to the expiration of the original Term or First Extended Term, as applicable; provided, however, that Tenant is not in material default beyond any applicable cure period under the Lease on the date of giving such notice or on the date of commencement of such Extended Term. Upon the written request of Tenant, at any time during the six (6) month period prior to the Option to Extend Notice Period, Landlord shall provide Tenant with a written summary of its then existing terms and conditions upon which Landlord is willing to lease vacant space within the Building, which notice Landlord acknowledges shall be used in conjunction with Tenant's determination to exercise its Option to Extend; provided, however such summary shall not effect or be utilized by the appraisers in their respective determination of "FAIR MARKET RENTAL" as provided herein. Such Extended Term shall be upon all of the terms and conditions of this Lease, except that the following rights of Tenant during the original Term of this Lease shall not apply during such option period: (a) any right to rent-free possession, (b) any right to further extension of the term of the Lease beyond the Extended Terms set forth hereinabove, and (c) any right to continue to pay the same Base Rent. Landlord and Tenant hereby acknowledge and agree that the Base Rent during such Extended Term shall be the "FAIR MARKET RENTAL" for the Premises, as determined in accordance with this Section. The parties shall have until the date that is seven (7) months prior to the date that the original Term or first Extended Term, as applicable, will expire in order to agree on Base Rent during the Extended Term. If the parties agree on the Base Rent for the Extended Term during that period, they shall immediately execute an amendment to this Lease stating the Base Rent. If the parties are unable to agree on Base Rent for the Extended Term during that period, then the Fair Market Rental shall be established by appraisal. Landlord and Tenant shall each appoint one appraiser at least four (4) months prior to the expiration of the original term, or Extended Term, as applicable; provided, however, that if either party fails to designate an appraiser within the time period specified, then the appraiser who is designated shall conclusively determine the Fair Market Rental. If two (2) appraisers are designated, then they shall submit within thirty (30) days after the second thereof has been designated their appraisals of the Fair Market Rental. Landlord and Tenant intend that the "Fair Market Rental" shall be deemed to be the rent per square foot of Rentable Area of office space that is then being charged for office space located in office buildings in the Broomfield, Colorado vicinity that are comparable in quality and offer similar amenities to the Building and involving leases with similar terms and conditions, and involving the use of the premises for general office purposes. The office spaces used for comparison shall be comparable in size, age, quality and design to the Premises, and such office spaces used for comparison shall be comparable to the Premises with respect to their location within such buildings, the quality and quantity of tenant improvements installed at each landlord's expense, and the services provided by each landlord to such tenant, the financial strength of Tenant, and market provisions for improvement allowances, tenant improvement costs, free rent, or other lease concessions, lease term, base year, lease rate escalations and operating expenses and taxes. Should the two appraisers be unable to agree within said thirty (30) days, the two appraisers shall each submit an independent written appraisal and together they shall designate one (1) additional person as appraiser within five (5) days following the expiration of said thirty (30)-day period: provided, however, that if the difference between the two appraisals is five percent (5%) or less of the lowest appraisal, then an additional appraiser shall not be designated and the Fair Market Rental shall equal the average of the two (2) appraisals that are submitted. The third appraiser shall submit an independent written appraisal within thirty (30) days following his or her appointment. If the two appraisers cannot agree upon a third appraiser, then either party hereunder may request that any District Court Judge of the County District Court appoint such third appraiser. The Fair Market Rental shall be equal to the average of the two (2) written appraisals which are closest, and the third (3rd) appraisal shall be disregarded. Each party shall bear the cost of the appraiser appointed by it. If three (3) appraisers are appointed, each party shall bear the cost of the appraiser appointed by it and the parties shall share equally in the cost of the third appraiser. No person shall be appointed or designated an appraiser unless he or she is (i) an independent appraiser who is a currently certified member of the American Institute of Real Estate Appraisers (with MAI designation) and unless he or she has at least five (5) years' experience as an appraiser in Boulder County, Colorado, or (ii) a real estate broker with a minimum of at least ten (10) years' experience in leasing of commercial office space in the vicinity of the Project. The third appraiser shall not have ever been employed (full-time or part-time or on a consulting basis) by Landlord or Tenant. In the event that the Fair Market Rental is not established before the commencement of the extended term, Tenant shall continue to pay the Base Rent in effect as of the end of the original term; when the Fair Market Rental has been established, the new Base Rent shall be retroactively effective as of the beginning of the extended term, and Tenant shall pay Landlord any deficiency within thirty (30) days after the establishment of the new Base Rent. If Tenant has overpaid Base Rent during such period, such overpayment shall be offset against Rent thereafter coming due.

     ------------------
32.   RIGHT OF REFUSAL
     ------------------

     Tenant desires to have certain expansion rights with regard to any vacant space within the Building, which expansion space is hereinafter referred to as the "EXPANSION SPACE." Landlord is willing to grant such expansion rights in accordance with the terms and conditions of this Section.

     (a) Landlord shall notify Tenant in writing ("INTERESTED PARTY NOTICE") of any third party ("INTERESTED PARTY") who expresses a bona fide interest in leasing the Expansion Space, or any portion thereof, as evidenced by a proposed letter of intent, or similar document, submitted to Landlord by the Interested Party, which Landlord is willing to accept. For a period of five (5) business days following Tenant's receipt of the Interested Party Notice, but subject to any rights granted by Landlord to other tenants of the Building prior to the Lease Date, Tenant shall have the right ("RIGHT OF REFUSAL") to lease the space described in the Interested party Notice by providing Landlord with written notice of such election ("ELECTION NOTICE"). The failure of Tenant to deliver the Election Notice to Landlord within such time period shall be deemed Tenant's waiver of the Right of Refusal and Landlord shall be free to lease the Expansion Space, or a larger space within the Building which includes the Expansion Space to the Interested Party.

     (b) If Tenant elects to exercise its Right of Refusal, within fifteen (15) days thereafter, Landlord and Tenant shall enter into lease documentation of the exact terms and conditions set forth in the Interested Party Notice.

     (c) As a condition to Tenant's right to exercise its Right of Refusal, Tenant shall continue, both before and after such exercise, to occupy the Premises originally demised under this Lease, and furthermore, as of the time of the exercise of the option, and at the time Tenant takes possession of such space, there shall not be an uncured default by Tenant under this Lease.

     (d) In the event that Tenant elects or is deemed to have elected to not exercise its Right of Refusal, and Landlord and the Interested Party have not entered into a lease agreement within ninety (90) days following the date of such election by Tenant, the space described in the Interested Party Notice shall remain subject to Tenant's Right of Refusal.

     --------------------
33.   GENERAL PROVISIONS
     --------------------

     (i)   Plats and Exhibits.  Clauses, plats and exhibits, if any, signed by
           ------------------
     the Landlord and the Tenant endorsed on or affixed to this Lease are a part hereof.

     (ii)  Waiver.  The waiver by Landlord or Tenant of any term, covenant or
           ------
     condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent.

     (iii) Notices. All notices and demands which may or are to be required or
           -------
     permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the landlord to the Tenant shall be sent by United States Mail, postage prepaid addressed to the Tenant at the Premises, and 777 Campus Commons Road, Suite 200, Sacramento, California 95825, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the

     Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the office of the Building, or to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

     (iv)    Joint Obligation. If there be more than one (1) Tenant, the
             ----------------
     obligations hereunder imposed upon Tenants shall be joint and several.

     (v)     Marginal Headings. The marginal headings and Article titles to the
             -----------------
     Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     (vi)    Time. Time is of the essence of this Lease and each and all of its
             ----
     provisions in which performance is a factor.

     (vii)   Successors and Assigns. The covenants and conditions herein
             ----------------------
     contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

     (viii)  Recordation. Neither Landlord nor Tenant shall record this Lease or
             -----------
     a short form memorandum hereof without the prior written consent of the other party.

     (xi)    Quiet Possession. Upon Tenant paying the rent reserved hereunder
             ----------------
     and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

     (x)     Limitation on Liability. In consideration of the benefits accruing
             -----------------------
     hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (1) Tenant's sole and exclusive recourse shall be against Landlord's interest in the Building and Tenant shall not have any right to satisfy any judgement which it may have against Landlord from any other assets of Landlord, (2) No partner, stockholder, director, officer, employee, beneficiary or trustee (collectively, "PARTNER") of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); (3) No service of process shall be made against any Partner of Landlord (except as may be necessary to secure jurisdiction over Landlord); (4) No Partner of Landlord shall be required to answer or otherwise plead to any service of process; and (5) No judgement will be taken against any Partner of Landlord.

     (xi)    Late Charges. Tenant hereby acknowledges that late payment by
             ------------
     Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment or rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designee within ten
     (10) days after the date such amount is past due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     (xii)   Prior Agreements. This Lease contains all of the agreements of the
             ----------------
     parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to, except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

     (xiii)  Attorneys' Fees. If any action for breach of or to enforce the
             ---------------
     provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgement is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Project by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding involving Tenant under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord, or at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs Landlord incurs in any such claim or action.

     (xiv)   Inability to Perform. This Lease and the obligations of Tenant
             --------------------
     hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations or furnish services and utilities hereunder or is delayed in doing so, if such inability or delay is caused by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, governmental laws or regulations, governmental requests for the general public welfare, or other causes beyond the reasonable control of Landlord.

     (xv)    Modification For Lender. If, in connection with obtaining
             -----------------------
     construction, interim or permanent financing for the Building, the lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

     (xvi)   Sale of Premises by Landlord. In the event of any sale of the
             ----------------------------
     Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

(xvii)  Subordination, Attornment.
        -------------------------

          (1) This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

          (2) In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure and sale and recognize such purchaser as the Landlord under this Lease.

          (3) Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be.

          (4) Landlord agrees that Tenant's obligations to subordinate under this Section 33 (xvii) to any future ground lease, mortgage, or deed of trust shall be conditioned upon Tenant's receipt of a non-disturbance agreement from the party requiring such subordination (which party is referred to for the purposes of this Section as the "SUPERIOR LIENOR"). Such non-disturbance agreement shall provide, at a minimum, that Tenant's possession of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in default beyond any applicable cure periods. Landlord's obligation with respect to such a non-disturbance agreement shall be limited to obtaining the non-disturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that non-disturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a non-disturbance agreement.

(xviii) Name.  Tenant shall not use the name of the Building or of the
        ----
development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises, except that Tenant may use the Building's name in any of Tenant's promotional material.

(xix)   Separability.  Any provision of this Lease, which shall prove to be
        ------------
invalid, void or illegal, shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

(xx)    Cumulative Remedies.  No remedy or election hereunder shall be deemed
        -------------------
exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(xxi)   Choice of Law.  This Lease shall be governed by the laws of the state,
        -------------
in which the Premises are located.

(xxii)  Signage.  Subject to compliance with applicable laws, statutes and
        -------
ordinances, and any covenants, conditions or restrictions encumbering the Building, Tenant shall be entitled to non-exclusive monument signage at the Building (such monument signage shall be located at the top space on such monument). Additionally, Tenant shall be entitled to Building directory signage and suite entry signage. All signage shall be subject to the prior approval of Landlord.

(xxiii) Environmental Condition.  To the best of Landlord's actual current
        -----------------------
knowledge, excluding constructive knowledge or duty of inquiry, as of the Commencement Date, the Premises does not contain any Hazardous Materials in violation of any applicable law, statute or ordinance.

(xxix)  State Law Waiver.  To the maximum extent permitted under the laws of the
        ----------------
State of Colorado, Tenant waives any and all statutory rights provided to tenants in general and Tenant agrees that the provisions of this Lease shall govern its relationship with Landlord with regard to the Premises.

The parties hereto have executed this Lease at the place an on the dates specified immediately adjacent to their respective signatures. If this Lease has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transaction relating thereto.

LANDLORD:                                 TENANT:

8990 GRANTLINE RENO INVESTORS,            LIGHTBRIDGE, INC.,
a California general partnership          a Delaware corporation

By: /s/ Benjamin S. Catlin                By: /s/ Pamela D.A. Reeve
   -------------------------------               -------------------------
   Benjamin S. Catlin                            Pamela D.A. Reeve
                                          Its:   President and Chief Executive
Date: 4/3/98                                     Officer
     -----------------------------
                                          Date: 3/12/98
PANATTONI, JOHNSON & LOORZ,                     ---------------------
a California general partnership
                                          Address:   67 South Bedford
By: /s/ Carl D. Panattoni                            Burlington, Massachusetts
   -------------------------------
   Carl D. Panattoni

Date: 4/3/98
     -----------------------------

/s/ Benjamin S. Catlin
----------------------------------
Benjamin S. Catlin

Date: 4/3/98
     -----------------------------

Address: 3620 Fair Oaks Boulevard
         Sacramento, California 95864

=====================================
     RULES AND REGULATIONS
=====================================

1. Except as provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

     All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, however, that Landlord may furnish and install a building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises. In the event of the loss of any keys furnished by the Landlord, Tenant shall pay to the Landlord the cost thereof. Tenant is furnished with _________ (____) keys to the Building and ______ (_____) keys in the Premises. Tenant shall be responsible for any lock changes due to employee turnover.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. Tenant may move furniture, freight or equipment into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done in a way to not unreasonably interfere with the other tenants of the Building. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit to suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

8. Excepting microwave cooking and incidental cooking for employees and/or subtenants of Tenant, no cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Tenant shall, in no event, allow cooking which emits a strong odor throughout the Building.

9. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and communication wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord, not to be unreasonably withheld or delayed.

11. On Saturdays, Sundays and legal holidays, and during non-Building hours set forth in the Lease, access to the Building or to the halls, corridors, elevators or stairways in the Building, or the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building.

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

14. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same; provided, however, Tenant shall be entitled to market the business operations of Tenant at the Premises, in a professional manner, to other tenants within the Building.

15. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

16. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

17. No person shall be permitted to smoke within fifty (50) feet of the main and secondary entrance to the Building

                                  EXHIBIT A


                                 [FLOOR PLAN]

                                   EXHIBIT B

                             WORK LETTER AGREEMENT
                                  (ALLOWANCE)

Ladies and Gentlemen:

          You (hereinafter called "Tenant") and we (hereinafter called "Landlord") are executing simultaneously with this Work Letter Agreement ("Agreement"), a written Lease Agreement (the "Lease") covering those certain premises more particularly described in Exhibit A to the Lease (the "Premises")
                                        ---------
in the building addressed at Broomfield, Colarado.

          To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

     1.   DEFINITIONS.  Unless otherwise  defined  in this Agreement, the
          -----------
capitalized terms used herein shall have the meaning assigned to them in the Lease.

     2.   REPRESENTATIVES. Landlord hereby appoints Peter Llorenie as Landlord's
          ---------------
representative to act for Landlord in all matters covered by this Agreement. Tenant hereby appoints Deborah Rosson as Tenant's representative to act for Tenant in all matters covered by this Agreement. All inquires, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement shall be related to Landlord's representative or Tenant's representative as the case may be. Tenant will not make any inquiries of or request to and will not give any instructions or authorizations to any other employee or agent of Landlord, including Landlord's architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other.

     3.   TENANT SPACE PLAN. On or before April 17, 1998. Tenant, through an
          -----------------
architect or space planner reasonably acceptable to Landlord ("ARCHITECT"), shall prepare and deliver to Landlord a preliminary space plan and improvement plan for the Premises ("TENANT SPACE PLAN"). Such document shall be acceptable to Landlord, which approval shall not be unreasonably withheld.

     4.   TENANT WORKING DRAWINGS. Based upon the approved Tenant Space Plan,
          -----------------------
Tenant will, through the Architect, cause working drawings for the improvements to the Premises (the "TENANT WORKING DRAWINGS") to be prepared and delivered to Landlord on or before April 17, 1998. The Tenant Working Drawings will include all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the Tenant Improvements including complete detailed plans and specifications for Tenant's partition layout, reflected ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, plumbing, fire sprinklers and finish specifications. It is further agreed that all plans and specifications referred to in this Paragraph 4 above are subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld or delayed. Landlord's approval of the Tenant Working Drawings, the Tenant Space Plan and any other plans or specifications shall not constitute any representation as to the adequacy, efficiency, performance or desirability of any space plan or improvements. Tenant shall be entitled to an allowance of One and 50/100ths Dollars ($1.50) per rentable foot of the Premises ("SPACE PLAN ALLOWANCE") to reimburse Tenant for its actual cost in completing the Tenant Space Plan and Tenant Working Drawings, which amount shall be paid to Tenant on the Commencement Date of the Lease.

     5.   GENERAL CONTRACTOR. The construction of the Tenant Improvements shall
          ------------------
be done by Landlord's general contractor Saunders Construction ("GENERAL CONTRACTOR"), in accordance with a construction contract ("CONSTRUCTION CONTRACT") entered into between Landlord and the General Contractor, which shall be upon terms and conditions reasonably acceptable to Tenant. The failure Tenant to disapprove in writing of the proposed Construction Contract within five (5) days following Tenant's receipt thereof shall be deemed Tenant's approval of such document.

     6.   COST OF CONSTRUCTION AND PLANS. In connection with the Tenant
          ------------------------------
Improvements to be constructed by Landlord, Landlord shall contribute an amount equal to Twenty-Two Dollars ($22.00) ("ALLOWANCE") per rentable square foot of the Premises for the cost of construction, installation, obtaining of requisite materials and the completion of the Premises in accordance with this Work Letter Agreement. The balance, if any, of the cost in completing the Tenant Improvements (the "ABOVE-ALLOWANCE WORK"), including but not limited, the reasonable and customary cost of overhead, supervision and profit, shall be paid to Landlord in accordance with Paragraph 10 below. If the total cost of completing the Tenant Improvements is less than the Allowance, any savings inure to the benefit of Landlord. Tenant shall have the right to use tenant improvement allowance to complete the data center [Illegible].

     7.   FINAL TENANT COST PROPOSAL.  Within seven (7) days following
          --------------------------
Landlord's approval of Tenant Working Drawings, Landlord will provide Tenant a final cost proposal for constructing the improvements to the Premises in accordance with the Tenant Working Drawings (the "FINAL TENANT COST PROPOSAL"). The Final Tenant Cost Proposal will be based on actual bids received by the General Contractor in accordance with the provisions of the Construction Contract and shall set forth the cost to Tenant of constructing the Tenant Improvements, including the cost of the Above-Allowance Work. Landlord and Tenant shall confirm in writing, within five (5) business days following agreement thereon, the amount of the Final Tenant Cost Proposal.

     8.   APPROVAL OF FINAL TENANT COST PROPOSAL. Tenant will deliver to
          --------------------------------------
Landlord written approval of the Final Tenant Cost Proposal or required modifications within five (5) business days after Tenant received such item. Landlord shall use reasonable care in preparing the Final Tenant Cost Proposal; provided, however, that the Final Tenant Cost Proposal shall not limit Tenant's obligation to pay the actual cost of the Above-Allowance Work if such cost is attributable to: (i) any changes in the Tenant Working Drawings required by the governmental authority issuing the building permits for the Tenant Improvements; or (ii) any changes, modifications, or change orders requested by Tenant; or
(iii) any delay by Tenant enumerated in Paragraph 11 below that increases the cost of construction.

     9.   EFFECT OF APPROVAL. Tenant's preparation of Tenant Working Drawings
          ------------------
(initial or revised) will constitute Tenant's acknowledgement that such drawings correctly depict the proper layout and design for any and all improvements to the Premises desired by Tenant. Tenant's execution of a Final Tenant Cost

Proposal will constitute authorization to Landlord to proceed with and complete construction of the Tenant Improvements in the Premises. All of the work called for by the Tenant Working Drawings will be performed by the General Contractor and subcontractors retained in accordance with the Construction Contract. Following approval of the Tenant Working Drawings, Landlord will submit the Tenant Working Drawings to the appropriate governmental authorities for necessary approvals and buildings permits.

     10.  PAYMENT FOR ABOVE-ALLOWANCE WORK.  Tenant shall be responsible for the
          --------------------------------
payment of any Above-Allowance Work, and shall pay Landlord such amount prior to the commencement of construction of the Tenant Improvements. Landlord shall thereafter furnish reasonable evidence of the cost of such Above-Allowance Work, including requisitions from the General Contractor.

     11.  COMPLETION AND RENTAL COMMENCEMENT DATE.  Each of the following shall
          ---------------------------------------
be deemed a Tenant delay for the purposes of establishing the Commencement Date of the Lease:

               (a) Tenant's failure to timely complete the Tenant Space Plan and/or Tenant Working Drawings (or revisions to such drawings); or

               (b) Tenant's request for new work involving Above-Allowance Work; or

               (c) modifications, revisions and changes to the Tenant Space Plan or Tenant Working Drawings requested by or on behalf of Tenant; or

               (d) changes in the work requested by or on behalf of Tenant or orders to halt or delay the work given by or on behalf of Tenant; or

               (e) any delay in the completion of the work caused by Tenant's contractors or materials suppliers; or

               (f) any other delay of any kind or nature caused by Tenant or its contractors architects, space planners or other agents or employees.

     12.  CHANGE ORDERS.  Tenant may authorize changes in the final Tenant
          -------------
Working Drawing or work during construction only by written instructions to Landlord's representative on a form approved by Landlord. Also, such changes will be subject to Landlord's prior written approval. Before commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, the change order setting forth the cost of such change, which will include associated architectural, engineering and construction fees, if any, and the cost of such change for Landlord's contractor's overhead. If Tenant fails to approve such change order within three (3) days, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform that change. If Tenant timely approves such change order, Tenant will within ten (10) days of Substantial Completion of the Tenant Improvements pay to Landlord any amounts payable by Tenant in connection with the change orders provided for in this Paragraph.

     13.  NO ROOF ACCESS.  Tenant agrees that neither this Agreement nor the
          --------------
Lease grants Tenant any right to access to the roof of the Building. Should Landlord, in connection with this Agreement or the Lease, agree to mount equipment of any nature on the Building roof, such equipment shall, at Landlord's option, either be maintained and installed by Landlord, or maintained and installed under Landlord's direction, unless this Agreement expressly provides otherwise, all at Tenant's expense. Should this Agreement or the Lease permit Tenant to install any equipment on the roof, any modifications to the roof or the roof's structure to accommodate that equipment shall be made at Tenant's sole cost and expense.

     14.  EXCESSIVE LOADS.  Tenant agrees that should the nature of its layout
          ---------------
or any of its equipment, fixtures or furnishings to be placed in the Premises place a burden in excess of the Building's designed load, Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant's furniture, furnishings or layout, as well as any design, engineering or other professional fees incurred by Landlord in connection with such modifications.

     15.  ALTERATIONS.  Any alterations or improvements described by Tenant
          ------------
after Landlord's delivery of the Premises shall be subject to the provisions of the Lease.

     If the foregoing correctly sets forth our understanding, please sign this Agreement where indicated below.


LANDLORD:                                   TENANT:

8990 GRANTLINE RENO INVESTORS,              LIGHTBRIDGE, INC.,
a California general partnership            a Delaware corporation


By:___________________________              By: /s/ Pamela D. A. Reeve
       Benjamin S. Catlin                      ---------------------------------
                                                   Pamela D. A. Reeve
                                            Its:   President and Chief Executive
                                                   Officer
Date: ________________________

                                            Date:   3/12/98
                                                 -------------------------------

                                            Address:   67 South Beadford
                                                       Burlington, Massachusetts

                                   EXHIBIT C

                 FIRST AMENDMENT TO LEASE AND ACKNOWLEDGEMENT

     This First Amendment to Lease and Acknowledgement ("FIRST AMENDMENT") is made as of ____________, 19 __, with reference to that certain Lease Agreement ("LEASE") by and between 8900 GRANTLINE ROAD INVESTORS, a California general partnership, PANATTONI, JOHNSON & LOORZ, a California general partnership and BENJAMIN S. CATLIN, as tenants-in-common (herein called "Landlord"), and LIGHTBRIDGE INC., a Delaware corporation, (herein called "Tenant"), regarding that certain premises ("PREMISES") located at ______________________________, and which is more particularly described in the Lease.

     The undersigned hereby confirms the following and the provisions of the Lease are hereby amended by the following:

     1. That Tenant accepted possession of the Premises from Landlord on __________, 19__, and acknowledges that the Premises are as represented by Landlord, in good condition and repair, and that the improvements, if any, required to be constructed for Tenant by Landlord pursuant to the Lease, have been so constructed and are satisfactory completed in all respects, excepting
___________.

     2. The usable square footage of the Premises is ______________ and the rentable square footing of the Premises is __________________.

     3. Tenant's proportionate share of increases in Direct Expenses, as described in Section 8 of the Lease is ___________ percent (____%).

     4. That all conditions which are to be satisfied prior to the full effectiveness of the Lease have been satisfied and that landlord has fulfilled all of its duties of an inducement nature.

     5. That in accordance with Section 3 of the Lease, the Commencement Date is ______________, 19__, and that, unless sooner terminated, the expiration date is ______________.

     6. That the Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning Tenant's lease of the Premises.

     7. That there are no existing defenses which Tenant has against the enforcement of the Lease by Landlord, and no offsets or credits against any amounts owed by Tenant pursuant to the Lease.

     8. That Tenant's obligations to pay the Base Rent is presently in effect and that all rentals, charges and other obligations on the part of Tenant under the Lease commences to accrue on __________________, 19__.

     9. That Tenant has not made any prior assignment, hypothecation or pledge of the Lease or of the rents thereunder.

     10.  Except as modified herein, the Lease remains in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth below.

LANDLORD:                                 TENANT:

8990 GRANTLINE RENO INVESTORS,            LIGHTBRIDGE, INC.,
a California general partnership          a Delaware corporation

By:                                       By:
   -------------------------------           -------------------------
   Benjamin S. Catlin                            Pamela D.A. Reeve
                                          Its:   President and Chief Executive
                                                 Officer

Date:                                     Date:
     -----------------------------             -----------------------

                                          Address:   67 South Bedford
                                                     Burlington, Massachusetts
PANATTONI, JOHNSON & LOORZ,
a California general partnership

By:
   -------------------------------
   Carl D. Panattoni


Date:
     -----------------------------


----------------------------------
Benjamin S. Catlin

Date:
     -----------------------------

Address: 3620 Fair Oaks Boulevard
         Sacramento, California 95864

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